UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

ENERGIZER TENNIS, INC.
Exact name of registrant as specified in its charter

Nevada	333-182199	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom
(Address of principal executive offices) (Zip Code)

+44 203 086 8131
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

       240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

       240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

As of November 25, 2014, Alexander Farquharson, officer, director and majority shareholder of Energizer Tennis, Inc. (the “Company”), sold all of his shares in the Company totaling an aggregate of two million (2,000,000) restricted shares of the common stock of the Company, to Mayya Khalay in a private transaction.  As a result of this transaction, Mayya Khalay owns approximately 68% of the issued and outstanding shares of common stock of the Company and is the now the majority shareholder of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Directors or Certain Officers

On December 5, 2014, the Board of Directors received the resignation of Ms. Ella German as Secretary, Treasurer and Chief Financial Officer of the Company effective immediately.  This resignation is not a result of any disagreements with the Company.

Election of Directors and Appointment of Certain Officers

On December 5, 2014, the Board of Directors appointed Robert Thompson to fill the roles of Secretary, Treasurer, Chief Financial Officer, and Director of the Company. For his services, the Company has entered into a compensation agreement with Mr. Thompson paying him a salary of five thousand (5,000) US dollars per month.

Mr. Robert Thompson is a seasoned executive with extensive experience in the Petroleum and Nuclear Power industries. For fifteen years he was a design engineer developing and building Gamma Ray Scintillation detectors in the nuclear field, working with Power, and Oil companies as well as universities, such as Stanford on their Liner Accelerator, and JPL (Jet Propulsion Lab), the oil drilling companies were Chevron, Unocal, Texaco and others.

With this extensive background Mr. Thompson went on to start his own environmental and nuclear sales and marketing company CalBay Controls, after building the company to over twenty million (20,000,000) US dollars in sales he took the company public. Mr. Thompson was the President and CEO of CalBay that traded under the symbol of CBYI.

After twenty years with CalBay he formed a new environmental company called Atlantis Holdings specializing in reducing harmful emissions. Working very close with the EPA and CARB (California Air Resources Board) to help large oil refiners and other large manufacturing companies reduce emissions and qualify for Carbon Credits trading. He then took Atlantis Holdings public (AHDG) as president and CEO and built the company to sales in excess of ten million (10,000,000) US dollars.

Mr. Thompson attended Ohio State and graduated with a bachelor’s degree in engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energizer Tennis, Inc.

Dated: December 16, 2014	By:	/s/ Alexander Farquharson
	Name:	Alexander Farquharson
`	Title:	Chief Executive Officer, President, and Director